UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2007

Movie Gallery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24548	63-1120122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 West Main Street, Dothan, Alabama 36301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (334) 677-2108

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the Lock Up, Voting and Consent Agreement and the Credit Agreement (as such terms are defined below) is incorporated into this Item 1.01 by reference.

Item 1.03	Bankruptcy or Receivership

On October 16, 2007, Movie Gallery, Inc. (the “Company”) and each of its United States subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) (collectively, the “Cases”).

The Debtors will continue to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On October 16, 2007, the Company issued a press release (the “Press Release”) announcing the foregoing. A copy of the Press Release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The Press Release also announced that the Company entered into a Lock Up, Voting and Consent Agreement dated October 15, 2007, (the “Lock Up, Voting and Consent Agreement”) with (i) Sopris Capital Advisors LLC (“Sopris”), a private investment fund that is the holder of a majority of the Company’s $325 million 11% senior notes and approximately $72 million of the Company’s $175 million second lien indebtedness (the “Second Lien Debt”), and (ii) a majority of the holders of the Company’s Second Lien Debt (other than Sopris). A form of the Lock Up, Voting and Consent Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Attached as Exhibit “A” to the Lock Up, Voting and Consent Agreement, and as described in greater detail in the Press Release, is a plan of reorganization term sheet (the “Term Sheet”) pursuant to which Sopris has agreed to fund, subject to Bankruptcy Court approval, a plan of reorganization for the Company.

In connection with the Cases, the Company filed a motion seeking Bankruptcy Court approval of a $150 million secured super-priority debtor in possession credit and guaranty agreement (the “Credit Agreement”) between and among the Company, certain of the Company’s subsidiaries, as Guarantors, Goldman Sachs Credit Partners L.P., as Lead Arranger and Syndication Agent, the Bank of New York, as Administrative Agent and Collateral Agent and the lenders that from time to time become party thereto. The Credit Agreement, substantially in the form attached to the motion filed with the Bankruptcy Court, provides for (i) a $50 million revolving loan and letter of credit facility and (ii) a $100 million term loan. The proceeds of the loans and other financial accommodations incurred under the Credit Agreement will be used to refinance the Company’s existing revolving credit facility and provide the Company with additional working capital.

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Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

Under the terms of the Company’s existing First Lien Credit and Guaranty Agreement, dated as of March 8, 2007 (the “First Lien Credit Agreement”), which provides for (i) a $600 million first lien term loan, (ii) a $100 million revolving loan facility and (iii) a $25 million synthetic letter of credit facility, the filing of the Cases creates an event of default. Upon the filing of the Cases, the lenders’ obligations to loan additional money to the Company terminated and the outstanding principal balance of all loans and other obligations became immediately due and payable as a result of the filing of the Cases. The current aggregate principal amount outstanding under the First Lien Credit Agreement is not less than $720.6 million.

The filing of the Cases also created an event of default under the Company’s Second Lien Credit and Guaranty Agreement, dated as of March 8, 2007 (the “Second Lien Credit Agreement”), which provides for a $175 million second lien term loan. Under the terms of the Second Lien Credit Agreement, the entire principal balance of all loans and other obligations became immediately due and payable as a result of the filing of the Cases. The current principal amount outstanding under the Second Lien Term Loan is not less than $175 million.

The filing of the Cases also created an event of default under the Company’s 11% Senior Notes due 2012. Under the terms of the 11% Senior Notes, the outstanding principal balance of all of the 11% Senior Notes and other obligations became due and payable as a result of the filing of the Cases. The current principal amount outstanding under the 11% Senior Notes is $325 million.

Finally, the filing of the Cases created an event of default under Hollywood Entertainment Corporation’s 9.625% Senior Subordinated Notes due 2011 the obligations under which are guaranteed by the Company. Under the terms of the 9.625% Senior Subordinated Notes, the outstanding principal balance of all of the 9.625% Senior Subordinated Notes and other obligations became immediately due and payable as a result of the filing of the Cases. The current principal amount outstanding under the 9.625% Senior Subordinated Notes is not less than $450,000.

The ability of the creditors of the Debtors to seek remedies to enforce their rights under the credit facilities and notes described above is stayed as a result of the filing of the Cases, and the creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

Item 8.01	Other Events

On October 13, 2007, the Company’s external auditor, Ernst & Young LLP (“EY”), informed the Company of a potential accounting issue with respect to the manner in which the Company had calculated and recorded its valuation allowance against its deferred tax assets at the end of fiscal 2005 in connection with the Company’s acquisition of Hollywood Video. In fiscal 2005, the Company may have inappropriately netted the deferred tax liability related to the Hollywood Video tradename against the Company’s deferred tax assets. This possible accounting issue is still under review by EY to determine, in its opinion, whether or not an accounting error occurred.

The Company has not yet had a chance to review EY’s findings given the very recent notification of the potential issue. If it is determined that an error did occur, the Company

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will evaluate the materiality of the matter in accordance with appropriate accounting pronouncements in determining whether a restatement of its financial statements is necessary. It should be noted, however, that even if the potential issue is deemed to require restatement of previously issued financial statements, the Company believes that this is solely a noncash financial statement matter and, therefore, would have no impact on the Company’s financial covenants and ratios, cash flows, tax returns or tax attributes (e.g., net operating losses).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1 Form of Lock Up, Voting and Consent Agreement.

99.1 Press Release dated October 16, 2007.

Forward-Looking Statements

To take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, you are hereby cautioned that this current report on Form 8-K contains forward-looking statements, including descriptions of the Company’s proposed strategic and restructuring alternatives and liquidity outlook that are based upon the Company’s current intent, estimates, expectations and projections and involve a number of risks and uncertainties. Various factors exist which may cause results to differ from these expectations. These risks and uncertainties include, but are not limited to, the risk factors that are discussed from time to time in the Company’s SEC reports, including, but not limited to, the Company’s annual report on Form 10-K for the fiscal year ended January 1, 2006 and subsequently filed quarterly reports on Form 10-Q. In addition to the potential effect of these ongoing factors, the Company’s liquidity outlook is subject to change based upon the Company’s operating performance and changes in the availability of credit from the Company’s suppliers, and there can be no assurance regarding the Company’s ability to complete any restructuring or other transaction. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVIE GALLERY, INC.

Date: October 17, 2007

	BY:	/s/ Thomas D. Johnson, Jr.
Thomas D. Johnson, Jr.
Executive Vice President, Chief Financial Officer

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